Exhibit 10.7
Private & confidential
Dated: 13th August, 2010
EFG EUROBANK ERGASIAS S.A.
(as lender)
- and -
GRAND ESMERALDA INC.
(as Borrower)
- and -
NEWLEAD HOLDINGS LTD.
(as Corporate Guarantor)
- and -
NEWLEAD BULKERS S.A.
(as Approved Manager)

FOURTH SUPPLEMENTAL AGREEMENT
in relation to a Loan Agreement
dated 22nd October, 2007
for a loan facility of up to US$32,000,000

Theo V. Sioufas & Co.
Law Offices
Piraeus

THIS AGREEMENT is made this 13th day of August, 2010
BETWEEN
(1)	EFG EUROBANK ERGASIAS S.A., a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 8 Othonos Street, Athens, Greece, acting for the purposes of this Agreement through its office at 83 Akti Miaouli & Flessa Street, Piraeus, Greece (the “Bank”);

(2)	GRAND ESMERALDA INC., a company incorporated in the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia, and established in Marshall Islands as Foreign Maritime Entity, as borrower (hereinafter called the “Borrower”, which expression shall include its successors); and

(3)	NEWLEAD HOLDINGS LTD., a company duly incorporated under the laws of Bermuda, having its registered office at Canon’s Court, 22 Victoria Street, Hamilton, Bermuda and listed and trading in the NASDAQ Stock Exchange, New York (hereinafter called the “Corporate Guarantor”, which expression shall include its successors in title); and

(4)	NEWLEAD BULKERS S.A., a company duly incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia and an office established in Greece (83 Akti Miaouli and Flessa Street, GR 185.38 Piraeus) pursuant to the Greek laws 89/67, 378/68, 27/75 and 814/79 (the “Approved Manager”, which expression shall include its successors in title);
AND IS SUPPLEMENTAL to:
(i)	a loan agreement dated 22nd October, 2007 made between (1) the Bank and (2) the Borrower and others, as joint and several borrowers (the “Initial Borrowers”), as amended and/or supplemented by:
(a)	a First Supplemental Agreement dated 15th June, 2009 and made between (inter alia) the Bank and the Initial Borrowers (the “First Supplemental Agreement”); and

(b)	a Second Supplemental Agreement dated 28th June, 2010 and made between (inter alia) the Bank and the Initial Borrowers, (the “Second Supplemental Agreement”); and

(c)	a Third Supplemental Agreement dated 9th July, 2010 and made between (inter alia) the Bank and the Borrower, the Corporate Guarantor and the Approved Manager (the “Third Supplemental Agreement”);

on the terms and conditions of which the Bank has advanced to the Initial Borrowers, on a joint and several basis, a loan of up to Thirty two million Dollars ($32,000,000) (the “Loan”) for the purposes therein specified
(the said Loan Agreement as amended and/or supplemented by the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement is hereinafter called the “Principal Agreement”) (the Principal Agreement as hereby amended and as the same may hereinafter be amended and/or supplemented is hereinafter called the “Loan Agreement”);
(ii)	a 1992 ISDA Master Agreement dated 22nd October 2007 made between the Initial Borrowers, as Party B and the Bank, as Party A as amended and/or supplemented by the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement (the “Principal ISDA Master Agreement”).
WHEREAS:
(A)	The Borrower, the Corporate Guarantor and the Approved Manager hereby jointly and severally acknowledge and confirm that (a) the Bank has advanced to the Initial Borrowers, on a joint and several basis, the full amount of the Loan in the principal amount of United States Dollars Thirty two million (US$32,000,000) in one advance and (b) as the date hereof the amount of US$14,790,000 (United States Dollars Fourteen Million Seven Hundred Ninety Thousand) remains outstanding.

(B)	Pursuant to a Corporate Guarantee dated 9th July 2010 and granted by the Corporate Guarantor (the “Corporate Guarantee”) the Corporate Guarantor irrevocably and unconditionally guaranteed the due and timely repayment of the Loan and interest and default interest accrued thereon and the performance of all the obligations of the Borrower under the Principal Loan Agreement, the Principal ISDA Master Agreement and the Security Documents executed in accordance thereto.

(C)	the Borrower, the Approved Manager and the Corporate Guarantor have requested the Bank to consent to:
(a)	the discharge of the First Preferred Liberian Mortgage currently registered over the Borrower’s m/v “GRAND ESMERALDA”, her deletion from the Liberian flag and her registration in the ownership of the Borrower under the laws and flag of the Marshall Islands at the Ships Registry of Majuro under the new name “NEWLEAD ESMERALDA”; and

(b)	the amendment of the Principal Agreement as set out in Clause 5 hereof;
and the Bank has agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:
1.	Definitions

1.1	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.2	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Effective Date” means the date, not being later than 15th August, 2010 (or such later date as the Bank may agree) upon which all the conditions contained in Clause 4 shall have been satisfied and this Agreement shall become effective;

“Loan Agreement” means the Principal Agreement as hereby amended and as the same may from time to time be further amended and/or supplemented;

“Master Agreement” means the Principal ISDA Master Agreement as hereby amended and as the same may from time to time be further amended and/or supplemented;

“New Mortgage” means in relation to the Vessel, the First Preferred Marshall Islands Ship Mortgage to be granted by the Borrower on the Vessel in favour of the Bank in accordance with the laws of the Republic of the Marshall Islands, in form and substance as the Bank shall require as the same may from time to time be supplemented and/or

“Vessel” means the m/v “GRAND ESMERALDA” of approximately 36,725 gt and 23,310 nt, built in 1990 in Japan by TSU Works NKK in 1990, currently registered under the laws and flag of the Republic of Liberia in the Ships’ Register of the Port of Monrovia in the ownership of the Borrower and having Official No. 12671, IMO No. 8920062, Call Sign A8GX9 which shall be registered under the laws and flag of the Marshall Islands in the ownership of the Borrower under the new name “NEWLEAD ESMERALDA”.

1.3	In this Agreement:
(a)	Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations;

(b)	clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement;

(c)	references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement; and

(d)	all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.
2.	Representations and warranties

2.1	The Borrower, the Corporate Guarantor and the Approved Manager hereby jointly and severally represent and warrant to the Bank as at the date hereof that the representations and warranties set forth in the Principal Agreement and the Security Documents (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct as if all references therein to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

2.2	In addition to the above the Borrower, the Approved Manager and the Corporate Guarantor hereby jointly and severally represent and warrant to the Bank as at the date of this Agreement that:
a.	each of the corporate Security Parties is duly formed, is validly existing and in good standing under the laws of the place of its incorporation has full power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Principal Agreement, this Agreement and the New Mortgage and has complied with all statutory and other requirements relative to its business;

b.	all necessary licences, consents and authorities, governmental or otherwise under this Agreement, the Principal Agreement and the New Mortgage and for the change of flag of the Vessel from Liberia to Marshall Islands have been obtained and, as of the date of this Agreement, no further consents or authorities are necessary for any of the Security Parties to enter into this Agreement or otherwise perform its obligations hereunder;

c.	this Agreement constitutes, and the New Mortgage on the execution thereof will constitute, the legal, valid and binding obligations of the Security Parties thereto enforceable in accordance with its terms;

d.	the execution and delivery of, and the performance of the provisions of this Agreement and the New Mortgage do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any of the Security Parties or its respective constitutional documents;

e.	none of the Borrowers and the other Security Parties is and at the Effective Date will be in default under any agreement by which it is or will be at the Effective Date bound or in respect of any financial commitment, or obligation

f.	no action, suit or proceeding is pending or threatened against any of the Borrower, the Approved Manager and the Corporate Guarantor or its assets before any court, board of arbitration or administrative agency which could or might result in any material adverse change in the business or condition (financial or otherwise) of the Borrower, the Approved Manager or the Corporate Guarantor;

g.	the Borrower has been established in the Marshall Islands as a Foreign Maritime Entity;

h.	none of the Borrower, the Approved Manager and the Corporate Guarantor is and at the Effective Date will be in default under any agreement by which it is or will be at the Effective Date bound or in respect of any financial commitment, or obligation;
3.	Agreement of the Bank

The Bank, relying upon each of the representations and warranties set out in Clause 2 hereby agree with the Borrower, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4 to consent to the discharge of the First Preferred Liberian Mortgage currently registered over the Vessel for the purpose of enabling the Borrower to register such Vessel in its ownership under the laws and flag of the Marshall Islands under the new name “NEWLEAD ESMERALDA” and that the Principal Agreement and the Principal ISDA Master Agreement be amended in the manner more particularly set out in Clause 5.1.

4.	Conditions

4.1	The agreement of the Bank contained in Clause 3.1 shall be expressly subject to the fulfilment of the conditions set out in this Clause and further subject to the condition that the Bank shall have received on or before the Effective Date in form and substance satisfactory to the Bank and its legal advisers:
a.	certified and duly legalised copies of resolutions passed at a meeting of the Board of Directors of the Borrower and certified and duly legalised copies of the resolutions passed at a meeting of the shareholders of the Borrower evidencing approval of this Agreement and of the New Mortgage and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Bank;

b.	the original of any power(s) of attorney issued in favour of any person executing this Agreement and the New Mortgage on behalf of the Borrower;

c.	such favourable legal opinions from lawyers acceptable to the Bank and its legal advisors on such matters concerning the laws of the Marshall Islands and such other relevant jurisdiction as the Bank shall require;

d.	evidence satisfactory to the Bank that the Vessel will be duly registered under the Marshall Islands flag at the Ships Registry of the Port of Majuro in the name of the Borrower;

e.	evidence that the New Mortgage has been duly executed by the Borrower and duly registered on the Vessel as a First Preferred Marshall Islands ship Mortgage in accordance with the laws of the Marshall Islands;

f.	all necessary confirmations by the Vessel insurers that they have noted the change of the Vessel’s flag and that the Insurances of the Vessel remain in full effect;

g.	evidence that the Borrower has been established in Marshall Islands as a Special Maritime Entity; and

h.	evidence that the Vessel is in compliance with the terms of the ISM Code and ISPS Code.
5.	Variations to the Principal Agreement

5.1	In consideration of the agreement of the Bank contained in Clause 3.1, the Borrower, the Approved Manager and the Corporate Guarantor hereby jointly and severally agree with the Bank that (subject to the satisfaction of the conditions precedent contained in Clause 4) with effect from the Effective Date, the provisions of the Principal Agreement shall be varied and/or amended and/or supplemented as follows:
a.	with effect from the Effective Date the definitions “Flag State” and “Vessel” of Clause 1.2 of the Principal Agreement referred to herein below shall be deleted and replaced by the following:

“Flag State” means the Marshall Islands or such other state or territory proposed in writing by the Borrower to the Bank and approved (at its sole discretion) by the Bank, as being the “Flag State” of the Vessel for the purposes of the Security Documents;”

“Vessel” means the m/v “GRAND ESMERALDA” of approximately 36,725 gt and 23,310 nt, built in 1990 in Japan by TSU Works NKK in 1990, currently registered under the laws and flag of the Republic of Liberia in the

Ships’ Register of the Port of Monrovia in the ownership of the Borrower and having Official No. 12671, IMO No. 8920062, Call Sign A8GX9 which shall be registered under the laws and flag of the Marshall Islands in the ownership of the Borrower under the new name “NEWLEAD ESMERALDA”;
b.	With effect from the Effective Date, the definition and all references to “Vessel” and “Mortgaged Vessel” shall be construed as references to the Vessel as amended and/or supplemented in pursuance to the terms hereof and all references in the Principal Agreement to “this Agreement”, “hereunder” and the like and in the Security Documents to the “Loan Agreement” shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement and all references

c.	with effect from the Effective Date, the definition “Security Documents” shall be deemed to include the Security Documents as amended and/or supplemented in pursuance to the terms hereof as well as the New Mortgage and any document or documents (including if the context requires the Loan Agreement) that may now or hereafter be executed as security for the repayment of the Loan, interest thereon and any other moneys payable by the Bank under the Principal Agreement and the Security Documents (as herein defined) as well as for the performance by the Borrower and the other Security Parties (as herein defined) of all obligations, covenants and agreements pursuant to the Principal Agreement this Agreement and/or the Security Documents;

d.	with effect from the Effective Date, all references to definitions of “General Assignment”, “Insurances”, “Earnings”, “Mortgage”, “Expenses” “Manager’s Undertaking” shall be construed as references to the Vessel, as herein defined;

e.	with effect from the Effective Date, all references to definitions of “this Agreement”, “the Master Agreement” “hereunder” and the like and in the Security Documents to the “Loan Agreement” “the Master Agreement” shall be construed as references to the Principal Agreement, or as the case may be, the Principal ISDA Master Agreement as amended and/or supplemented by this Agreement.
5.2	With effect from the Effective Date the provisions of the Principal ISDA Master Agreement shall be varied and/or amended and/or supplemented as follows:
a.	by inserting after the words “Party A (as lender)” in the last line of the definition of “Loan Facility” in Part 5, paragraph (e) of the Schedule to the Principal ISDA Master Agreement the words:

“and as further amended by a First Supplemental Agreement dated 15th June 2009, a Second Supplemental Agreement dated 28th June, 2010 both made between Party B (as borrowers) and Party A (as lender,) a Third Supplemental Agreement dated 9th July 2010 and a Fourth Supplemental Agreement dated 13th August 2010 made between Party B (as borrower) and Party A (as lender)”;
6.	Entire agreement and amendment

6.1	The Principal Agreement, the Security Documents, and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the parties to be bound or burdened thereby.

6.2	This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments, calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

7.	Continuance of Principal Agreement and the Security Documents

7.1	Save for the alterations to the Principal Agreement made or deemed to be made pursuant to this Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Agreement the Principal Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by the Borrower and the other Security Parties shall continue and remain valid and enforceable.

8.	Fees and expenses

8.1	The Borrower and the Corporate Guarantor jointly and severally covenant and agree to pay and discharge all upon demand on a full indemnity basis and from time to time all costs, charges and expenses (including legal fees) incurred by the Bank in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement and any document executed pursuant thereto and/or in preserving or protecting or attempting to preserve or protect the security created hereunder and/or under the Security Documents.

8.2	The Borrower and the Corporate Guarantor jointly and severally covenant and agree to pay and discharge all stamp duties, registration and recording fees and charges and any other charges whatsoever and wheresoever payable or due in respect of this Agreement and/or any document executed pursuant hereto.

9.	Miscellaneous

9.1	The provisions of clause 15.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein save that notices or demands hereunder as regards the Borrower should be sent to such address or facsimile number as the Borrower have advised in writing to the Bank on the date of the Principal Agreement.

9.2	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Agreement.

10.	Entire Agreement and Amendment; Effect on Principal Agreement

10.1	The Principal Agreement, the Principal ISDA Master Agreement, the Security Documents and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the party or parties to be bound or burdened thereby.

10.2	Except to the extent that each of the Principal Agreement and the Principal ISDA Master Agreement is expressly amended or supplemented by this Agreement, all terms and conditions of the Principal Agreement remain in full force and effect. This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments, calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

10.3	No waiver of any such right, remedy or power, or any consent to any departure from the strict application of the provisions of this Agreement, the Loan Agreement, Principal ISDA Master Agreement or of any other Security Document shall in any way prejudice or affect the powers conferred upon the Bank under this Agreement, the Loan Agreement, Principal ISDA Master Agreement and the other Security Documents or the right of the Bank thereafter to act strictly in accordance with the terms of this Agreement, the Loan Agreement, Principal ISDA Master Agreement and the other Security Documents nor shall, any delay or omission by the Bank to exercise any right, remedy or power vested in the Bank under this Agreement, the Loan Agreement, Principal ISDA Master Agreement and/or the other Security Documents or by law, impair such right or power, or be construed as a waiver of, or as an acquiescence in any default by the Borrower and/or any other Security Party, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

11.	Applicable law and Jurisdiction
This Supplemental Agreement shall be governed by and construed in accordance with English law. The provisions of Clause 15.2 (Process Agent) as hereby amended, Clause 16.1 (Law and Jurisdiction) and Clause 16.2 (Submission to Jurisdiction) of the Principal Agreement shall extend and apply to this Supplemental Agreement as if the same were (mutatis mutandis) herein expressly set forth.
IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the date first above written.

EXECUTION PAGE

THE BORROWER

SIGNED by	)
Mr. Panagiotis-Peter Kallifidas	)
for and on behalf of	)
Grand Esmeralda Inc.,	)	/s/ Panagiotis-Peter Kallifidas
of Liberia, in the presence of:	)	Attorney-in-Fact

Witness	:	/s/ Efstratios Kalantzis

Name	:	Efstratios Kalantzis
Address	:	13 Defteras Merarchias Str. Piraeus, Greece
Occupation	:	Attorney-at-law

THE CORPORATE GUARANTOR

SIGNED by	)
Mr. Panagiotis-Peter Kallifidas	)
for and on behalf of	)
NewLead Holdings Ltd.,	)	/s/ Panagiotis-Peter Kallifidas
of Bermuda, in the presence of:	)	Attorney-in-fact

Witness	:	/s/ Efstratios Kalantzis

Name	:	Efstratios Kalantzis
Address	:	13 Defteras Merarchias Str. Piraeus, Greece
Occupation	:	Attorney-at-law

THE APPROVED MANAGER

SIGNED by	)
Mr. Panagiotis-Peter Kallifidas	)
for and on behalf of	)
Newleads Bulkers S.A.,	)	/s/ Panagiotis-Peter Kallifidas
of Liberia, in the presence of:	)	Attorney-in-Fact

Witness	:	/s/ Efstratios Kalantzis

Name	:	Efstratios Kalantzis
Address	:	13 Defteras Merarchias Str. Piraeus, Greece
Occupation	:	Attorney-at-law

THE BANK

SIGNED by	)
Mr. Lambros Theodorou	)	/s/ Lambros Theodorou
and Mr. Ioannis Tsirikos	)	Attorney-in-Fact
for and on behalf of	)
EFG EUROBANK ERGASIAS S.A.	)
in the presence of:	)	/s/ Ioannis Tsirikos
Attorney-in-Fact

Witness	:	/s/ Angela Arcadis

Name	:	Angela Arcadis
Address	:	13 Defteras Merarchias Str. Piraeus, Greece
Occupation	:	Attorney-at-law